UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     August 10, 2017

EASTSIDE DISTILLING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54959	20-3937596
(Commission File Number)	(IRS Employer Identification No.)

2150 SE Hanna Harvester Drive
Portland, OR	97222
(Address of Principal Executive Offices)	(Zip Code)

(971) 888-4264
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2017, Eastside Distilling, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative, joint lead underwriter and joint bookrunner (the “Representative”), and Aegis Capital Corp., as joint lead underwriter and joint bookrunner, and with the other underwriters (the “Underwriters”) named therein, relating to a firm commitment underwritten public offering of 1,200,000 units (the “Units”), each Unit consisting of one share of the Company’s common stock (the “Common Stock”) and warrants to purchase one share of Common Stock (the “Warrants”). The Units will be sold at a price equal to $4.50 per Unit. Each Warrant is exercisable to purchase one share of Common Stock at an exercise price of $5.40 per share (120% of the public offering price of the Units). The Warrants will be exercisable at any time from the date of issuance through August 10, 2022, unless earlier redeemed. Beginning 90 days after the date of the Underwriting Agreement, the Warrants will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to $0.15 per Warrant upon 30 days’ prior written notice, at any time after the date on which the closing price of the Company’s Common Stock has equaled or exceeded $7.65 per share (170% of the public offering price of the Units) for at least five consecutive trading days. The Company also granted the Underwriters a 45-day option to purchase up to an additional 180,000 shares of Common Stock at a price of $4.49 per share, less the underwriting discounts and commissions, and 180,000 Warrants at a price of $0.01 per Warrant, to cover over-allotments, if any.

Roth Capital Partners and Aegis Capital Corp. are acting as joint lead underwriters and joint bookrunners for the offering, which is a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (File No. 333- 215848) and a related prospectus filed with the Securities and Exchange Commission, which became effective on August 9, 2017.

Pursuant to the Underwriting Agreement, the Company will pay the Underwriters a commission equal to 7.0% of the gross proceeds of the offering and will also issue the Representative a warrant (the “Representative’s Warrant”) to purchase an aggregate of 120,000 Units, with an exercise price of $5.40 per Unit, which is equal to 120% of the public offering price per Unit. The Representative’s Warrant will will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing on August 10, 2018.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

In connection with the offering, the Company also entered into a warrant agent agreement (the “Warrant Agreement”) dated August 10, 2017 with Pacific Stock Transfer Company (“Pacific Stock”) for Pacific Stock to act as warrant agent for the Warrants. The form of Warrant Certificate representing the Warrants is included as Exhibit A to the Warrant Agreement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1. The prospectus relating to the offering has been filed with the Securities and Exchange Commission.

Copies of the Warrant Agreement, the form of Warrant Certificate and the form of Underwriters’ Warrant are filed hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively. The foregoing descriptions of the Warrant Agreement, Warrant Certificate and Underwriters’ Warrant are not complete and are qualified in their entirety by reference to Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.

Item 8.01. Other Material Information.

On August 10, 2017 the Company issued a press release entitled “Eastside Distilling, Inc. Announces Pricing of Follow-on Public Offering and Listing on the Nasdaq Capital Market”. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated August 10, 2017 between Eastside Distilling, Inc., Roth Capital Partners and Aegis Capital Corp.

4.1	Warrant Agreement dated August 10, 2017 between Eastside Distilling, Inc. and Pacific Stock Transfer Company

4.2	Form of Warrant Certificate (included as Exhibit A to Exhibit 4.1)

4.3	Form of Underwriters’ Warrant to Purchase Units

99.1	Press Release dated August 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

	By	/s/ Grover T. Wickersham
Grover T. Wickersham
Chief Executive Officer and Chairman of the Board

Date: August 10, 2017